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                                                                   Exhibit 10(r)

                    Amendment No. 1 to Employment Agreement
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     Reference is made to the Employment Agreement dated as of September 19,
1997 (the "Agreement"), between United Rentals, Inc. (subsequently renamed United Rentals (North America), Inc.), a Delaware corporation (the "Company"), and John N. Milne ("Executive").

The Company and Executive agree that following new subparagraph shall be added following Paragraph 6(d):

     (e) The Company and Bradley S. Jacobs ("Jacobs") are parties to an Employment Agreement dated September 19, 1997 (the "Jacobs Agreement"). Paragraph 6(a)(iii)(D) of the Jacobs Agreement provides that Jacobs may terminate the Jacobs Agreement for "Good Reason" (as defined in the Jacobs Agreement). If (1) Jacobs terminates the Jacobs Agreement for Good Reason (as defined in the Jacobs Agreement), (2) the circumstances constituting such "Good Reason" are described in clause (i) of the definition of such term in the Jacobs Agreement, and (3) concurrently therewith or during the 90-day period that commences on the date of such termination, Executive resigns as an employee of the Company (even if not for Good Reason) or his employment with the Company otherwise terminates, then the Company shall be required to pay to Executive a severance payment equal to 10.91 times the sum of (x) the Executive's annual Base Salary in effect at the time of termination plus (y) the highest annual cash bonus (if any) paid by the Company to Executive during the three-year period preceding the date of termination. Such severance payment shall be payable in a lump sum payment within fifteen (15) days of the termination of Employee's employment. If the Company is required to make a payment pursuant to this paragraph 6(e), the Company shall not be required to make the payment provided for in paragraph 6(a)(iii).

Except as specifically set forth above, the Agreement remains unmodified and in full force and effect:

Dated: December 24, 1999

UNITED RENTALS (NORTH AMERICA), INC.

By
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John N. Milne